EXHIBIT 10.1

AMENDMENT NO. 1
to the
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment No. 1”), effective as of the 27th day of May 2014, by and between Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Roger N. Farah (the “Executive”).

WHEREAS, the Executive is party to an Amended and Restated Employment Agreement by and between the Company and the Executive dated November 1, 2013 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.	Section 4(g) of the Employment Agreement is amended in its entirety to read as follows, effective as of the date set forth above:

“Effective November 1, 2013, Executive shall be permitted to elect to cancel 50% of the RSUs that were granted to the Executive on July 1, 2004 (the “Vested RSUs”) in exchange for a credit to the deferred compensation account described in Section 4(a)(iii) above.  Effective May 27, 2014, Executive shall also be permitted to elect to cancel the remaining Vested RSUs in exchange for a credit to the deferred compensation account described in Section 4(a)(iii) above; provided, however, that such election to cancel must be effective not later than May 30, 2014.  The amount of the credit in each case shall be equal to the product of the number of Vested RSUs so cancelled and the fair market value of a share of the Company’s Class A common stock on the date of such cancellation. Such amounts shall be treated in the same manner as all other amounts allocated to such account, except that such amounts shall be paid to the Executive on the same date on which the Vested RSUs would have been settled had they not been cancelled in accordance with this Section.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed and the Executive has hereunto set his hand, effective as of the date first set forth above.

RALPH LAUREN CORPORATION

By:	/s/ Ralph Lauren
Name: Ralph Lauren
Title: Chairman and Chief Executive Officer

Date: May 27, 2014

EXECUTIVE

/s/ Roger N. Farah
Roger N. Farah

Date: May 27, 2014